Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us in the Post-Effective Amendment No. 73 to the Registration Statement No. 002-92661 on Form N-1A of Fidelity Income Fund, including Fidelity Income Replacement 2038 Fund, Fidelity Income Replacement 2040 Fund and Fidelity Income Replacement 2042 Fund, under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 12, 2007